EXHIBIT 10.2(b)

FIRST AMENDMENT TO
EOG RESOURCES, INC. 1993 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
(As Amended and Restated Effective May 7, 2002)

WHEREAS, EOG Resources, Inc. (the "Company") has heretofore adopted and maintains the EOG Resources, Inc. 1993 Nonemployee Directors Stock Option Plan (As Amended and Restated Effective May 7, 2002) (the "Plan"); and

WHEREAS, the Company desires to amend the Plan;

NOW, THEREFORE, the Plan is amended as follows:

1. Section VII(c) is hereby deleted in its entirety and the following is substituted therefore:

(c) If a Change of Control occurs which is not approved, recommended or supported by a majority of the Board in actions taken prior to, and with respect to, such transaction, all outstanding Options, irrespective of whether they are then exercisable, may, at the option of the grantee, be surrendered (at such time as may be necessary to comply with Rule 16b-3) to the Company by each grantee, and the grantee shall receive a payment in Shares by the Company in an amount equal to the number of Shares subject to the Options held by such grantee multiplied by the difference between (x) and (y) where (y) equals the purchase price per Share covered by the Option and (x) equals (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets, or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial Ownership or directors of the Company takes place, (3) the Fair Market Value of a Share on the date determined by the Board (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or directors of the Company occurs other than pursuant to a tender or exchange offer, or (4) the Fair Market Value of a Share on the date determined by the Board to be the date of cancellation and surrender of such Options if any event described in clause (vi) above has occurred, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph VII(c) consists of anything other than cash, the Board (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Dated effective as of December 30, 2005.

ATTEST:                                                     EOG RESOURCES, INC.

By:  /s/ PATRICIA EDWARDS               By:  /s/ HUGH A. STOWE